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                                   Exhibt 5.1

       [Letterhead of Schwartz, Cooper, Greenberger & Krauss, Chartered.]


                                   May 7, 2003



The Board of Directors
Electric City Corp.
1280 Landmeier Road
Elk Grove Village, Illinois  60007

         Re:      S-3 Registration Statement

Gentlemen:

         We have acted as counsel to Electric City Corp., a Delaware corporation (the "Company"). In such capacity, we have examined the registration statement on Form S-3 filed with the Securities and Exchange Commission on May 8, 2003 (Registration Statement No. 333-_____) and all amendments thereto filed on or before the date of this opinion for registration under the Securities Act of 1933, as amended, of 18,084,555 shares of common stock, par value $0.0001 per share, of the Company. We have also examined pertinent corporate documents and records of the Company, including its Certificate of Incorporation and its By-Laws, and we are familiar with the corporate proceedings had and contemplated in connection with the issuance of such shares by the Company. We have also made such other examination as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed.

         On the basis of the foregoing, we are of the opinion that 14,236,035 of the 18,084,555 shares of common stock to be offered by the selling stockholders under such Registration Statement have been legally issued and are fully paid and non-assessable, and that the remaining 3,848,520 shares of common stock to be offered by the selling stockholders under such Registration Statement upon acquisition of such shares pursuant to exercise of warrants or options held by such selling shareholders (as described in such Registration Statement) will be legally issued and fully paid and non-assessable when issued.


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The Board of Directors
May 7, 2003
Page 2



         We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to our firm in the prospectus therein under the caption "Legal Matters".



                  SCHWARTZ, COOPER, GREENBERGER & KRAUSS, CHARTERED





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